Exhibit 99.1

Chart Industries Reiterates Medium-Term Financial Targets

ATLANTA, January 26, 2024 (GLOBE NEWSWIRE) — Chart Industries, Inc. (NYSE: GTLS) (“Chart”) a leading global solutions provider to clean energy and industrial gas markets is reiterating its medium-term financial targets through 2026, which were originally presented at its Investor Day on November 28, 2023 and include:

•	Mid-teens organic revenue growth through 2026

•	Reported gross profit margin of mid-30%’s in 2026

•	Double-digit adjusted diluted EPS growth CAGR of mid-40%’s

•	95-100% Free Cash Flow Conversion

“We reiterate our medium-term financial targets, considering the recent news regarding the current pause of U.S. LNG export project approvals and timing,” stated Jill Evanko, Chart’s CEO and President. “Our medium-term outlook does not include any additional Big LNG projects that were not included in our September 30, 2023 backlog nor any awards related to the Department of Energy’s $7 billion dollar Hydrogen Hub investment. Further, the addition of Howden to our portfolio in the first quarter 2023 further diversified our end-markets and full-solution offering, added geographic diversity and brought our aftermarket, service and repair business to over 30% of our annual revenue.”

As a reminder, during the third quarter 2023 our IPSMR® liquefaction technology was chosen for a major international Big LNG project for which the order is expected to be booked in late 2024 or early 2025 and subsequent to that, on December 28, 2023, we announced that we booked another award for IPSMR® liquefaction technology for two modular trains of a multi-train international Big LNG project.

Our commercial pipeline of potential BigLNG opportunities is approximately $8.5 billion and is balanced between North America and international opportunities.

Conference Call Information

As previously announced, the Company has scheduled a conference call for Wednesday, February 28, 2024 at 8:30 a.m. ET to discuss its fourth quarter 2023 and full year 2023 financial results. Participants wishing to join the live Q&A session must dial-in with the following information:

PARTICIPANT INFORMATION:

Toll-Free – North America: (+1) 888 259 6580

Toll North America and other locations: (+1) 416 764 8624

Conference ID: 05384471

A live webcast and replay, as well as presentation slides, will be available on the Company’s investor relations website through the following link: Q4 2023 Webcast Registration. A telephone replay of the conference call can be accessed approximately two hours following the end of the call at 1-877-674-7070 with passcode 384471 through March 29, 2024.

FORWARD-LOOKING STATEMENTS

Certain statements made in this press release are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include statements concerning the Company’s business plans, including statements regarding completed acquisitions, divestitures, and investments, cost and commercial synergies and efficiency savings, objectives, future orders, revenues, margins, segment sales mix, earnings or performance, liquidity and cash flow, inventory levels, capital expenditures, supply chain challenges, inflationary pressures including material cost and pricing increases, business trends, clean energy market opportunities including addressable markets, and governmental initiatives, including executive orders and other information that is not historical in nature. Forward-looking statements may be identified by terminology such as “may,” “will,” “should,” “could,” “expects,” “anticipates,” “believes,” “projects,” “forecasts,” “outlook,” “guidance,” “continue,” “target,” or the negative of such terms or comparable terminology.

Forward-looking statements contained in this press release or in other statements made by the Company are made based on management’s expectations and beliefs concerning future events impacting the Company and are subject to uncertainties and factors relating to the Company’s operations and business environment, all of which are difficult to predict and many of which are beyond the Company’s control, that could cause the Company’s actual results to differ materially from those matters expressed or implied by forward-

looking statements. Factors that could cause the Company’s actual results to differ materially from those described in the forward-looking statements include: the Company’s ability to successfully integrate the Howden acquisition and other recent acquisitions and achieve the anticipated revenue, earnings, accretion and other benefits from these acquisitions; the Company’s ability to successfully close on its identified divestitures and achieve the anticipated proceeds from these divestitures; slower than anticipated growth and market acceptance of new clean energy product offerings; inability to achieve expected pricing increases or continued supply chain challenges including volatility in raw materials and supply; risks relating to the outbreak and continued uncertainty associated with the coronavirus (COVID-19) and regional conflicts and unrest, including the recent turmoil in the Middle East and the conflict between Russia and Ukraine including potential energy shortages in Europe and elsewhere; and the other factors discussed in Item 1A (Risk Factors) in the Company’s most recent Annual Report on Form 10-K filed with the SEC, which should be reviewed carefully. The Company undertakes no obligation to update or revise any forward-looking statement.

About Chart Industries, Inc.

Chart Industries, Inc. is an independent global leader in the design, engineering, and manufacturing of process technologies and equipment for gas and liquid molecule handling for the Nexus of Clean™—clean power, clean water, clean food, and clean industrials, regardless of molecule. The company’s unique product and solution portfolio across stationary and rotating equipment is used in every phase of the liquid gas supply chain, including engineering, service and repair and from installation to preventive maintenance and digital monitoring. Chart is a leading provider of technology, equipment and services related to liquefied natural gas, hydrogen, biogas and CO2 capture amongst other applications. Chart is committed to excellence in environmental, social and corporate governance (ESG) issues both for its company as well as its customers. With 64 global manufacturing locations and over 50 service centers from the United States to Asia, Australia, India, Europe and South America, the company maintains accountability and transparency to its team members, suppliers, customers and communities. To learn more, visit www.chartindustries.com.

Investor Contact:

John Walsh

VP, Investor Relations

770-721-8899

john.walsh@chartindustries.com